Exhibit (g)(3)

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA  02109

     Re:  Bailard, Biehl & Kaiser Enhanced Growth Fund
          Bailard, Biehl & Kaiser Cognitive Value Fund

Dear Sir or Madam:

Effective as of May 10, 2001, the Bailard, Biehl & Kaiser International Fund Group, Inc. was renamed the Bailard, Biehl & Kaiser Opportunity Fund Group, Inc. (the "Fund Group") and Brown Brothers Harriman & Co. has been appointed custodian and financial agent for the Bailard, Biehl & Kaiser Enhanced Growth Fund and the Bailard, Biehl & Kaiser Cognitive Value Fund, two new portfolios of the Fund Group. The terms of the relationship will be governed by the Custodian Agreement dated June 12, 1990, as amended, and the Foreign Custody Manager Delegation Agreement dated June 15, 1998, between the Fund Group and Brown Brothers Harriman & Co.


Sincerely,


Peter M. Hill
Chairman
Bailard, Biehl & Kaiser International
Fund Group, Inc.


Agreed and Acknowledged:

Brown Brothers Harriman & Co.

By:
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